SCHEDULE 14A
                                 (RULE 14a-101)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[X]  Soliciting Material Under Rule
     14a-11(c) or Rule 14a-12


                                 eUNIVERSE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________


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FOR IMMEDIATE RELEASE
                                               FOR FURTHER INFORMATION, CONTACT:

                                                               ARTHUR B. CROZIER
                                                      INNISFREE M&A INCORPORATED
                                                                    212-750-5833

BRAD D. GREENSPAN, LARGEST HOLDER OF VOTING STOCK OF EUNIVERSE (OTC: EUNI.PK) NOMINATES SLATE OF DIRECTORS FOR ELECTION AT JANUARY 29, 2004 ANNUAL MEETING

LOS ANGELES, CA - JANUARY 7, 2004 - Brad D. Greenspan, the largest holder of voting stock of eUniverse, Inc. ("eUniverse" or the "Company") (OTC: EUNI.PK) and its former Chairman of the Board and Chief Executive Officer, announced today that he has nominated a slate of five candidates for election as director at the upcoming Annual Meeting of Stockholders scheduled for January 29, 2004 (the "Annual Meeting"), in opposition to management's slate of four director-nominees.

Mr. Greenspan commented: "I believe that the incumbent Board's recent actions were designed to shift control of the Company away from the common stockholders, who currently own approximately 80% of the outstanding capital stock, to the preferred stockholders and management. These actions, I believe, are patently unfair and at odds with the principles of corporate democracy."

A suit has been brought in the Delaware Chancery Court challenging a series of actions by management and incumbent directors to deliver control of the Company to the preferred stockholders, an action that Mr. Greenspan further alleges is directly contrary to the Company's charter and by-laws and the fiduciary duties of the incumbent directors.

"I STRONGLY URGE THE COMPANY'S STOCKHOLDERS NOT TO RETURN ANY PROXY CARDS THAT THEY MAY RECEIVE FROM THE COMPANY'S MANAGEMENT. STOCKHOLDERS SHOULD WAIT UNTIL THEY RECEIVE MY PROXY STATEMENT AND PROXY CARD BEFORE MAKING ANY VOTING DECISIONS ON THE IMPORTANT MATTERS AT THE ANNUAL MEETING."

Mr. Greenspan continued: "I believe the incumbent Board has accelerated its scheme, leaving us with no choice but to put forward a slate of experienced, successful and independent director-nominees and to bring suit in order to ensure that the interests of all stockholders are fully and fairly represented on the Board. The slate consists of the following persons:"

         KEN SCHAPIRO. Mr. Shapiro served as President and Chief Operating Officer of Artisan Entertainment from July 2000 until December 2003, when it was acquired by Lions Gate Entertainment [AMEX:LGF]. He also served as Chief Operating Officer of Artisan Pictures from February 1999 to July 2000.


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


         JOHN S. NEUBAUER. Mr. Neubauer worked as a restructuring consultant for Nutrition For Life from 2002 to 2003. Before that, he served as Director of Domestic and Worldwide Operations for Herbalife International, Inc. From 1998 to 2000, Mr. Neubauer served as Chief Operating Officer and Acting Chief Financial Officer of Cell Tech, Inc. [OTC:ELFI].

         VINCENT BITTETI. Mr. Bitteti has been a director and Chief Executive Officer of TDK Mediactive, a publicly-traded videogame company, since 1994. TDK Mediactive was, until its acquisition in November 2003, a publicly-traded subsidiary of TDK Japan.

         JAMES D. SOMES. Mr. Somes is a founder and managing director of Alexander Dunham Capital, a merchant bank that advises high-growth technology and healthcare companies on capital formation, mergers and acquisitions, and general corporate finance issues. Mr. Somes has significant financial management experience, including positions at Morgan Guaranty Trust Company (J.P. Morgan), Citicorp's Leveraged Capital Group, Citicorp's Asian Merchant Bank and Ambient Capital Group.

         NATHAN PECK. Mr. Peck is a director of Interplay Entertainment Corp. [OTC:IPLY.OB]. Mr. Peck also served as Interim Chief Administrative Officer of Interplay from August 2001 to December 31, 2002. From November 1999 to August 2001, he served as a director and consultant to Virgin Interactive Entertainment Limited (now named Avalon Interactive Group Ltd), a developer, publisher and distributor of video games. Mr. Peck also served as a consultant and director of Synthean, Inc., a business software development company, and is currently serving as a consultant for Tag-It Pacific, Inc. [AMEX:TAG], a trim distribution company serving the apparel industry.

"I believe that these nominees will bring to the Board the professional judgment, experience, maturity, energy and impartially needed to produce substantial value for all of the Company's stockholders. This slate represents a group of highly successful persons who have the knowledge, expertise, independence and extensive and varied experience to better serve the interests of the Company's stockholders."

"I am concerned about several of the recent actions by incumbent management - CONSIDER THAT: in October 2003, the Board approved a transaction with affiliates of VantagePoint Venture Partners that included the issuance of 5,333,333 shares of Series C Preferred Stock at an effective price of $1.38 per share (including the additional preferred coupon consideration to be paid by the Company), even though I believe (i) the terms were less favorable than those of a previously agreed to private placement of common stock at $1.85 per share; (ii) the transaction gave VantagePoint veto and other rights detrimental to the common stockholders, including the right to elect two directors; and (iii) the transaction may prevent or substantially impair the Company from re-listing its stock on The Nasdaq SmallCap Market."


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


"The Board then fixed the size of the Board at seven, with four directors elected by the preferred stockholders, including VantagePoint, and three by the common stockholders and the preferred stockholders voting together. The Board also changed the previously scheduled date for the Annual Meeting and reset the record date to December 1, 2003. That change permits VantagePoint to vote its preferred shares for the election of the directors for whom the common stockholders also vote and to vote on a self-interested transaction between VantagePoint and the Company. I believe these plainly indicate a scheme to shift control of the Company away from the common stockholders."

"Only after I filed suit in the Delaware Chancery Court, did the incumbent Board reset the size of the Board and reschedule the meeting date to allow stockholders to nominate directors."

"I look forward to discussing these issues with my fellow stockholders as we seek support for the election of an independent slate of directors at the Annual Meeting."

The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in any solicitation that Mr. Greenspan may make in the future with respect to the shares of eUniverse: Brad D. Greenspan, Ken Schapiro, John S. Neubauer, Vincent Bitteti, James D. Somes and Nathan Peck. Mr Greenspan is the only participant who owns stock. He is the beneficial owner of 8,223,218 common shares, including 400,000 options exercisable within sixty days.

Mr. Greenspan will shortly disseminate a proxy statement with respect to his solicitation of proxies in connection with Annual Meeting. Stockholders should read this proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain copies of the proxy statement and related materials filed with the Securities and Exchange Commission, without charge, on its web site located at http//:www.sec.gov. Stockholders will also be able to obtain copies of that proxy statement and related materials, without charge, from Innisfree M&A Incorporated by oral or written request to: 501 Madison Avenue, New York, New York 10022, telephone:
888-750-5834.

For more information please contact Innisfree M&A Incorporated.

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